UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2018

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	01209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2018, the 2018 Annual Meeting of Shareholders of Berkshire Hills Bancorp, Inc. (the “Company”) was duly held at The Berkshire Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 a.m., local time (the “2018 Annual Meeting”). The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2018, as amended by supplemental proxy information filed with the Securities and Exchange Commission on May 9, 2018.

At the 2018 Annual Meeting, 42,020,561 shares of the Company’s common stock were present or represented by proxy, constituting a quorum for the transaction of business. All proposals were approved and the final results of the shareholder votes are shown below. There was no other business transacted at the Annual Meeting.

Proposal 1 – Election of Directors

The shareholders elected each nominee to serve as a director for a term of one year.

	For	Withheld	Broker-Non Votes
Paul T. Bossidy	37,084,062	648,993	4,287,506
David M. Brunelle	37,376,377	356,678	4,287,506
Robert M. Curley	36,938,558	794,497	4,287,506
Michael P. Daly	37,222,962	510,093	4,287,506
Cornelius D. Mahoney	35,407,438	2,325,617	4,287,506
Pamela A. Massad	37,326,767	406,288	4,287,506
Richard J. Murphy	37,322,834	410,221	4,287,506
William J. Ryan	36,375,105	1,357,950	4,287,506
D. Jeffrey Templeton	35,175,383	2,557,672	4,287,506

Proposal 2 – Amendment to the Certificate of Incorporation to Increase the Authorized Common Stock

The shareholders approved the proposed amendment to the Company's Certificate of incorporation to increase the Company's authorized common stock from 50 million to 100 million shares:

For	Against	Abstain
39,793,427	2,137,242	89,892

Proposal 3 – Amendment to the Certificate of Incorporation to Increase the Authorized Preferred Stock

The shareholders approved the proposed amendment to the Company's Certificate of incorporation to increase the Company's authorized preferred stock from 1 million to 2 million shares:

For	Against	Abstain	Broker-Non Votes
35,392,534	2,279,747	52,837	4,287,506

Proposal 4 – 2018 Equity Incentive Plan

The shareholders approved the Company’s 2018 Equity Incentive Plan:

For	Against	Abstain	Broker-Non Votes
35,405,115	2,186,184	141,756	4,287,506

Proposal 5 – A non-binding proposal to give advisory approval of the Company’s executive compensation as described in the proxy statement

The shareholders gave advisory approval of the compensation of the named executive officers as disclosed in the proxy statement:

For	Against	Abstain	Broker-Non Votes
27,907,204	9,739,187	86,664	4,287,506

Proposal 6 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

For	Against	Abstain
41,597,697	409,240	13,624

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.

Date: May 18, 2018	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott
Senior Vice President and General Counsel